EXHIBIT 10.1

                            Certificate of Amendment


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PAWNBROKER.COM, INC.



     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, PAWNBROKER.COM, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the name of the Corporation is PAWNBROKER.COM, INC.

     SECOND: That the Board of Directors of the Corporation, acting by consent in lieu of a special meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly authorized and adopted resolutions on May 4, 2001, setting forth proposed amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable and recommending approval of such amendment by the stockholders of the Corporation. The resolution setting forth the proposed amendments is as follows:

         FURTHER RESOLVED: that, upon stockholder approval, the Certificate of Incorporation of the Corporation be amended to: (i) decrease the authorized share capital of the Corporation by reducing the total number of authorized shares of capital stock from One Hundred Fifty Million (150,000,000) shares, consisting of one hundred million shares (100,000,000) of Common Stock, par value $0.0001 per share, and fifty million shares (50,000,000) of Preferred Stock, par value $0.0001 per share, to Sixty Million (60,000,000) shares, consisting of fifty million shares (50,000,000) of Common Stock, par value $0.0001 per share, and ten million shares (10,000,000) of Preferred Stock, par value $0.0001 per share, effective at 5:00 p.m. (Eastern Daylight Savings Time) on August 1, 2001 (the "Effective Time"); and (ii) effect a 1 for 10 combination of the 50,803,567 issued and outstanding shares of Common Stock of the Corporation, with a par value of $0.0001, so that the issued and outstanding share capital of the Corporation, after such reverse split, shall consist of approximately 5,080,357 issued and outstanding shares of Common Stock, with a par value of $0.0001, effective at the Effective Time, by amending subparagraph (a) of the FOURTH paragraph of the Certificate of Incorporation in its entirety as follows:

                    (a) Authorized Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue shall be sixty million (60,000,000) shares, consisting of fifty million shares (50,000,000) of common stock, par value $0.0001 per share ("Common Stock"), and ten million shares (10,000,000) of preferred stock, par value $0.0001 per share ("Preferred Stock"). The Fifty Million Eight Hundred Three Thousand Five Hundred Sixty-Seven (50,803,567) shares of issued and outstanding Common Stock of the Corporation, with a par value of $0.0001, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to 5:00 P.M. (Eastern Daylight Savings Time) on August 1, 2001 (the "Effective Time"), shall be automatically reclassified and changed (without further act) so that each ten (10) shares of Common Stock issued and outstanding at the Effective Time shall represent one (1) fully-paid and non-assessable shares of Common Stock, with a par value of $0.0001. All warrants, stock options, convertible debentures and other rights to obtain or hold shares of Common Stock existing immediately prior to the Effective Time shall also be subject to the one-share for ten-share combination described above. Fractional shares resulting from the share combination described above will be rounded up to the next whole share.

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held on July 5, 2001, upon notice in accordance with applicable provisions of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the amendment set forth in this Certificate of Amendment.

     FOURTH: That this amendment shall be effective at 5:00 P.M. (Eastern Daylight Savings Time) on August 1, 2001.

     FIFTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

             DATED this 18th day of July, 2001.


                               By:  ___ /s/ William Galine__
                                    William Galine

                               Title: Vice President and Director

State of Nevada                                  )
                                                 ) ss.
County of Washoe                                 )

         On July 18, 2001, personally appeared before me, a Notary Public, William Galine, Vice President and Director of Pawnbroker.com, Inc., who acknowledged that he executed the above instrument.


                                            ____/s/ Yvonne J. Kline_____
                                            Signature of Notary

Yvonne J. Kline
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No. 92-1051-2  Expires May 11, 2004